EXHIBIT 10.3

                            CLARIFICATION AGREEMENT

     This Clarification Agreement is made effective this __ day of February, 2011 by, between and among Ronald Kreider ('K') and Kreider Farms ('KF') (collectively K and KF are 'Kreider') and Bion Environmental Technologies, Inc. ('B') and Bion PA 1, LLC ('LLC') (collectively B and LLC are 'Bion')(and, collectively Kreider and Bion are the 'Parties'), to clarify and amend the provisions of all of the prior written agreements among the Parties ('Prior Agreements'), each of which Prior Agreements (including the Lease) remains in full force and effect except to the extent that any term of any part of the Prior Agreements differs from the terms set forth in this Clarification Agreement. In the event of any conflict or difference in the terms set forth in this Clarification Agreement and any part of the Prior Agreements, the terms of this Clarification Agreement shall control and shall be followed.

     NOW THEREFORE, in consideration of the mutual covenants, promises and conditions set forth in this Clarification Agreement and the Prior Agreements (collectively this Clarification Agreement and the Prior Agreements as modified and amended by this Clarification Agreement are the 'Agreement'), the Parties do hereby agree as follows:

     1) Any deadlines earlier than December 31, 2011 set forth in the Prior Agreements, including without limitation the deadline to achieve agreement with the Pennsylvania Department of Environmental Protection ('DEP') regarding the nutrient credit protocols related to Kreider's poultry litter and the 'renewable energy facilities' ('REF') as discussed in the Prior Agreements are extended to December 31, 2011.

     2)     The following terms shall be defined as follows:

     a. LLC and the dairy system under construction by Bion at Kreider's Mannheim Dairy are the 'KF#1 System' or 'KF#1'.

     b. The poultry facilities, including REF (in whatever form and at whatever location) and any entity in which REF is developed and/or operated, as governed by Prior Agreements shall be referenced as KF#2;

     c. All of the Nutrient Reduction Credits and any other credits and/or other things of value generated (now and in the future) from KF#1, KF#2 and/or any other activities related to Bion's treatment and/or handling of Kreider's livestock waste are the 'Credits';

     d.     Collectively LLC, KF#1, KF#2 and Credits are the 'Assets'.

     3) Bion and Kreider agree that they will each place 100% of the entire interests in the 'Assets 'and activities as defined above into a new LLC ('NEW LLC'); and

     a. Kreider shall have the option to purchase an Equity Interest in NEW LLC ('Equity Interest') for $1.00 on any date through December 31, 2013 ('KF Option') which Equity Interest shall entitle Kreider to participation in Distributable Net Cash Flow of New LLC (defined below).

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     b.     Upon exercise of the KF Option, payments to Kreider for its poultry litter will terminate, but such litter provided subsequent to exercise shall be valued in accordance with the formula utilized prior to exercise of KF Option ("Litter Value") as set forth at Exhibit A hereto. Ownership distributions (after exercise of Kreider Option) from the New LLC to Kreider or any additional member (as to its Equity Interest) and to Bion (as to its interest) shall be subordinated to Bion's right to be reimbursed for its investment in the Assets and New LLC ('Bion Investment') until Kreider's Litter Value shall equal 25% of the unreimbursed Bion Investment. Subsequent to this milestone, such ownership distributions shall continue to be subordinated to reimbursements of the remaining portion of "Bion Investment" investment and "Litter Value", which reimbursements shall be made proportionately. Once the "Bion Investment" and Kreider "Litter Value have been reimbursed, distributions may be made according to Sharing Terms (as defined in paragraph 3.c. below).

     c. Kreider's Equity Interest shall entitle Kreider to participate in distribution of Distributable Net Cash Flow (after exercise of Kreider Option and recoupment of Bion's investment in the Assets and New LLC), which shall be determined after a reasonable reserve of working/operating capital needs has been set aside by the Manager of New LLC, with such distributions based on the terms of the existing sharing agreements for dairy and poultry set forth in the Prior Agreements (as modified by the October 25, 2008 agreement related to the New Poultry Barns)('Sharing Terms'); and New LLC will distribute such Distributable Net Cash Flow annually from the combined operations of New LLC (and its subsidiaries) based upon the percentage of credits (and net revenues therefrom) that Kreider dairy and poultry waste streams, respectively, generated during each business year.

     d. Bion will be the operating principal ('Manager') of New LLC (and its subsidiaries). KF will be granted 1 seat on the Board of New LLC out of 3 upon exercise of Kreider Option.

     e. It is not possible to accurately predict at the present time how the dairy coarse solids and poultry will be combusted initially and on a long term basis as there could be one or multiple transactions with one or multiple partners over various time frames which transactions could potentially include processing litter from facilities other than Kreider to achieve sufficient scale to economically justify such investment. As a result, Bion, as manager of New LLC, shall use its commercially reasonable best efforts to negotiate such transaction(s) on behalf of New LLC in a manner which endeavors to insure that New LLC's (and, therefore, Kreider's) interest in the expanded REF revenue stream appropriately reflects New LLC's contributions to the venture and Bion acknowledges its fiduciary obligations to Kreider and New LLC in the context of such negotiations; and

     f. All economic return to Kreider (except for payment for poultry litter prior to exercise of Kreider option as discussed herein and in Exhibit A hereto) from the activities discussed in this Clarification Agreement and the Prior Agreements will be through exercise of KF Option and its participation in New LLC, provided, however, this provision shall be construed to mean that Kreider will receive its net share of the Net Distributable Income from Nutrient Credits generated by the New Poultry Barn's technology (as described in the October 25, 2008 agreement) through its Ownership Interest in New LLC as set forth herein upon exercise of the KF Option.

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     4)     As to payment/credit of Litter Value to Kreider for its poultry litter as set forth in the Prior Agreements and above) and, Kreider and Bion agree that:

     a. The formula for calculation of such payments shall be adjusted to insure that it equitable reflects all of Kreider's costs related to processing the poultry litter for the fertilizer market;

     b. Such payments shall terminate upon exercise of the KF Option set forth above, and

     5)

     a. In the event of any dispute between Kreider and Bion over any provision of this Agreement (including the Prior Agreements), Kreider and Bion agree that if they cannot resolve such dispute in 60 days (from written notice), such dispute shall be subject to resolution through binding arbitration (in Pennsylvania), which arbitration shall be by a mutually agreeable arbitrator (if the parties cannot agree on a mutual acceptable arbitrator, each shall nominate an independent third party and such third parties shall chose an arbitrator without consultation with Kreider and Bion which arbitrator shall be deemed to be mutually acceptable). The parties shall split the costs related to such arbitration.

     b. All other provisions of the Prior Agreements remain unchanged and in full effect except to the extent that such provisions contradict the intent and/or performance of the terms set forth above or prevent or hinder the carrying out of the terms set forth above.

     c. The Parties expressly acknowledge and agree that they each understand that it is likely that Kreider and Bion shall each be required to execute and/or amend one or more agreements with the DEP and/or other regulatory authorities (collectively 'DEP Agreements') in connection with issuance of the DEP permit(s) for the Bion System and/or REF (each as defined above and in the Prior Agreements) and Kreider and Bion each hereby agree that they will cooperate in the negotiation and execution of such DEP Agreements as the DEP and/or other regulatory authorities shall require related to permitting, construction and/or operation of the System. This paragraph should not be construed to mean that Kreider will be required to assume any liability or modify its operations without reasonable compensation.

                                  Bion Environmental Technologies, Inc.


                                  By:/s/ Mark A. Smith
                                     Mark A. Smith, President


                                  Bion PA 1 LLC


                                  By:/s/ Mark A. Smith
                                     Mark A. Smith, Manager

                                  'Kreider'

                                  By:/s/ Ronald Kreider

                                     Ronald Kreider, individually and as
                                     controlling shareholder/partner of all
                                     entities defined as Kreider and/or
                                     Kreider Farms herein, including without
                                     limitation, Noah A. Kreider & Sons, a
                                     partnership, all of which shall be bound by the signature above.

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